EXHIBIT 4.2

Form of Share Option Award Agreement
under the
Centerline Holding Company 2007 Incentive Share Plan

CENTERLINE HOLDING COMPANY
2007 INCENTIVE SHARE PLAN

_________________________

Non-Incentive Share Option Award Agreement
_________________________

You are hereby awarded share options (the “Options”) to purchase Shares of Centerline Holding Company (the “Company”), subject to the terms and conditions set forth in this Share Option Award Agreement (the “Award Agreement” or “Award”) and in the Centerline Holding Company 2007 Incentive Share Plan (the “2007 Plan”).  A copy of the 2007 Plan is attached hereto as Exhibit A, and a summary of the 2007 Plan appears in the 2007 Plan Prospectus attached as Exhibit B.  You should carefully review these documents and consult with your personal financial advisor, in order to fully understand the implications of this Award Agreement, including your tax consequences upon exercise of the Options.

By executing this Award Agreement, you agree to be bound by all of the 2007 Plan’s terms and conditions as if they had been set out verbatim below.  In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the 2007 Plan and this Award Agreement will be made by the Company’s Board of Directors (the “Board”) or a committee appointed by the Board to administer the 2007 Plan, and shall be final, conclusive and binding on all parties, including you, your heirs, and representatives.  Capitalized terms are defined in the 2007 Plan or in this Award Agreement.

1.	Specific Terms. Your Options have the following terms:

Name of Participant
Type of Share Option	Non-Incentive Stock Option
Number of Shares Subject to Award
Option Exercise Price per Share: [1]
Grant Date
Vesting
☐ ___% on Grant Date.

☐ ___% on each of the next ______ (#) annual anniversary dates of your Continuous Service after the Grant Date.

(subject to any employment agreement between you and the Manager); and provided further that you will become 100% vested in this Award if your Continuous Service ends due to your Retirement, your death, or your Disability.

___________________________
1 The exercise price of a non-ISO must be at least 100% of the Fair Market Value of the underlying Shares.

Expiration Date	☐ ____ years after Grant Date; or ☐ 10 years after Grant Date (at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date)
Lifetime Transfers	☐ Allowed in accordance with Section 12(b) of the 2007 Plan. ☐ Not allowed.

2.       Manner of Exercise.  The Options shall be exercised in the manner set forth in the 2007 Plan, using the exercise form attached hereto as Exhibit C.  The amount of Shares for which the Options may be exercised is cumulative; that is, if you fail to exercise the Options for all of the Shares vested under the Options during any period set forth above, then any Shares subject to the Options that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of the Options pursuant to Sections 1 and 3 of this Award Agreement and the terms of the 2007 Plan.  Fractional Shares may not be purchased.

3.       Termination of Continuous Service.  Subject to the terms of any Employment Agreement between you and the Company and/or its subsidiaries then in effect, this Award shall be canceled and become automatically null and void immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested, pursuant to the foregoing terms, on or at the time your Continuous Service ends.

4.       Designation of Death Beneficiary.  Notwithstanding anything to the contrary contained herein or in the 2007 Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underlying Shares.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit D (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.  To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

5.       Restrictions on Transfer of Award.  Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee, except as hereinafter provided.  If Section 1 allows you to make a transfer of the Restricted Shares subject to this Award, you may transfer the Restricted Shares as follows:

(i)	by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a Permitted Transferee, as defined in subsection (ii) of this Section, or

(ii)
by gift to charitable institutions or by gift or transfer for consideration to any of the following relatives of yours: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships (each a “Permitted Transferee”).

Any Permitted Transferee of your rights shall succeed and be subject to all of the terms of this Award Agreement and the 2007 Plan.

6.       Taxes.  Except to the extent otherwise specifically provided in an employment agreement between you and the Manager, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise pursuant to this Award (including taxes arising under Code Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes.  The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the 2007 Plan and this Award Agreement.

7.       Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.  Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.

8.       Binding Effect.  Except as otherwise provided in this Award Agreement or in the 2007 Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

9.                               Modifications.  This Award Agreement may be modified or amended at any time, in accordance with Section 15 of the 2007 Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code).

10.                             Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

11.                             Severability.  Every provision of this Award Agreement and of the 2007 Plan is intended to be severable.  If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

12.                             Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

13.                             2007 Plan Governs.  By signing this Award Agreement, you acknowledge that you have received a copy of the 2007 Plan and that your Award Agreement is subject to all the provisions contained in the 2007 Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the 2007 Plan.  In the event of a conflict between the provisions of this Award Agreement and those of the 2007 Plan, the provisions of the 2007 Plan shall control.

14.                             Investment Purposes.  By executing this Award, you acknowledge that you are receiving and will be holding your Restricted Shares for investment purposes only for your own account, and not with a view to your resale in connection with, or with your intent to participate directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended

15.                             Not a Contract of Employment.  By executing this Award Agreement, you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the 2007 Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

16.                             Employment Agreement Provision  [INCLUDE IF EMPLOYEE HAS AN EMPLOYMENT AGREEMENT THAT ADDRESSES AWARD VESTING]  By executing this Award, you acknowledge and agree that your rights upon a termination of employment before full vesting of this Award will be determined under Section _____ of your employment agreement with the Company and ________________________, dated as of ______________ _____, 20__. If there is a conflict between this Award Agreement and your employment agreement, the terms of your employment agreement will control.

17.                             Securities Law Restrictions.  Regardless of whether the offering and sale of Options or Shares under the 2007 Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

18.                             Governing Law.  The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Options are awarded under and governed by the terms and conditions of this Award Agreement and the 2007 Plan.

CENTERLINE HOLDING COMPANY

By:          _______________________________
Name:

Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the 2007 Plan.

By:           _______________________________

Name of Participant:         ___________________

EXHIBIT A

CENTERLINE HOLDING COMPANY

2007 INCENTIVE SHARE PLAN

____________________________

Plan Document

____________________________

EXHIBIT B

CENTERLINE HOLDING COMPANY
2007 INCENTIVE SHARE PLAN
_______________________________

Plan Prospectus
______________________________

EXHIBIT C
CENTERLINE HOLDING COMPANY
2007 INCENTIVE SHARE PLAN

___________________________________________________

Form of Exercise of Share Option Award Agreement

___________________________________________________

Centerline Holding Company

Attention:              _______________________
_______________________

Dear Sir or Madam:

The undersigned elects to exercise his/her Incentive Share Option to purchase _____ shares of Common Stock of Centerline Holding Company (the “Company”) under and pursuant to a Share Option Agreement dated as of ______________.

1.           |_| Delivered herewith is a certified or bank cashier’s or teller’s check and/or shares of Common Stock held by the undersigned for at least six months*, valued at the closing sale price of the stock on the business day prior to the date of exercise, as follows:

$	in cash or check
$	in the form of ____ shares of Common Stock,
valued at $___________ per share
$	Total

2.           |_| Delivered herewith are irrevocable instructions to a broker approved by the Company to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price.**

If method 1 is chosen, the name or names to be on the stock certificate or certificates and the address and Social Security Number of such person(s) is as follows:

Name:

Address:

Social Security Number

Very truly yours,
Date
Optionee

*The Committee may waive the six months’ requirement in its discretion.
**The Committee must approve this method in writing before your election

EXHIBIT D

CENTERLINE HOLDING COMPANY
2007 INCENTIVE SHARE PLAN
_________________________________

Designation of Death Beneficiary
_________________________________

In connection with the Awards designated below that I have received pursuant to the Centerline Holding Company 2007 Incentive Share Plan (the “2007 Plan”), I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards.  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐           any Award that I have received or ever receive under the 2007 Plan.

☐	the _________________ Award that I received pursuant to an award agreement dated _________ __, ____ between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:
By:
Name of Participant

Sworn to before me this
____day of ____________, 200_
___________________________
Notary Public
County of        _________________
State of     __________________

EXHIBIT 4.3

Form of Restricted Share Units Award Agreement
under the
Centerline Holding Company 2007 Incentive Share Plan

CENTERLINE HOLDING COMPANY
2007 INCENTIVE SHARE PLAN
_________________________________

Restricted Share Unit Award Agreement
__________________________________

You are hereby awarded Restricted Share Units (the “RSUs”) subject to the terms and conditions set forth in this Restricted Share Unit Award Agreement (the “Award Agreement” or “Award”), and in the Centerline Holding Company 2007 Incentive Share Plan (the “2007 Plan”) sponsored by Centerline Holding Company (the “Company”).  A copy of the 2007 Plan is attached as Exhibit A, and a summary of the 2007 Plan appears in the Plan Prospectus attached as Exhibit B.  You should carefully review these documents and consult with your personal financial advisor, in order to fully understand the implications of this Award Agreement, including your tax consequences.

By executing this Award Agreement, you agree to be bound by all of the 2007 Plan’s terms and conditions as if they had been set out verbatim below.  In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the 2007 Plan and this Award Agreement will be made by the Company’s Board of Directors (the “Board”) or a committee appointed by the Board to administer the 2007 Plan, and shall be final, conclusive and binding on all parties, including you, your heirs and representatives.  Capitalized terms are defined in the 2007 Plan or in this Award Agreement.

1.                               Specific Terms.  Your RSUs have the following terms:

Name of Participant
Number of RSUs Subject to Award
Purchase Price per Share (if applicable)	Not applicable.
Grant Date
Vesting
Your Award will vest at the rate of ____% on each of the next ____annual anniversaries of the Grant Date, provided that your Continuous Service has not ended before the vesting date (subject to any employment agreement between you and the Manager); and provided further that you will become 100% vested in this Award if your Continuous Service ends due to your Retirement, your death, or your Disability.

Deferral Elections	□ Allowed in accordance with Section 8(g) and 9 of the 2007 Plan. □ Not allowed.

2.                               Termination of Continuous Service.  Subject to the terms of any Employment Agreement between you and the Company and/or its subsidiaries then in effect, this Award shall be canceled

2

Centerline Holding Company 2007 Incentive Share Plan
Restricted Share Unit Award Agreement

and become automatically null and void immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested, pursuant to the foregoing terms, on or at the time your Continuous Service ends.

3.                               Satisfaction of Vesting Restrictions; Tax Withholding.  No Shares will be issued before you complete the requirements that are necessary for you to vest in the Shares underlying your RSUs.  As soon as practicable after the later of (i) the date on which your RSUs vest in whole or in part or (ii) the date or dates set forth in your deferral and distribution election forms (if allowed under Section 1 and made by you), the Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one Share for each vested RSU with such number of Shares issued to you being reduced by a number of Shares having a fair market value equal to the minimum statutory tax withholding required in connection with the vesting of your RSUs, and with cash being withheld from your pay for any additional withholding and employment taxes that applicable tax laws may require.  Certificates shall not be delivered to you unless all applicable employment and tax-withholding obligations have been satisfied.  Fractional shares will not be issued, and cash will be paid in lieu thereof.

4.                               Dividends.  With respect to each Common Share underlying an RSU granted through this Award, you will be entitled to receive cash dividends which were declared and paid to the holders of Common Shares between the Grant Date and the date such Common Share is issued to you after your interest vests; subject to the treatment of the Award upon termination of your Continuous Service before the particular record date for determining shareholders of record entitled to the payment of the cash or Share-based dividends. When Shares are delivered to you or your duly-authorized transferee pursuant to the vesting of the RSUs, you or your duly-authorized transferee shall also be entitled to receive, with respect to each Common Share delivered, a number of Common Shares equal to the Share-based dividends which were declared and paid to the holders of Common Shares between the Grant Date and the date such Common Share is issued to you, after your interest vests.  To the extent that either (i) your Continuous Service ends before vesting of the RSUs subject to this Award or (ii) your Continuous Service does not result in full vesting of this Award, you will forfeit all Share-based dividends (but not cash dividends) attributable to all such non-vested RSUs.

5.                               Designation of Death Beneficiary.  Notwithstanding anything to the contrary contained herein or in the 2007 Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underlying Shares.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company. To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

6.                               Restrictions on Transfer of Award. Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee.

7.                               Taxes.  Except to the extent otherwise specifically provided in an employment agreement between you and the Manager, by signing this Award Agreement, you acknowledge that you shall be

Centerline Holding Company 2007 Incentive Share Plan
Restricted Share Unit Award Agreement

solely responsible for the satisfaction of any taxes that may arise pursuant to this Award (including taxes arising under Code Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes.  The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the 2007 Plan and this Award Agreement.

8.                               Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically,  personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.  Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.

9.                               Binding Effect.  Except as otherwise provided in this Award Agreement or in the 2007 Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

10.                             Modifications.  This Award Agreement may be modified or amended at any time, in accordance with Section 15 of the 2007 Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award Agreement (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code).

11.                             Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

12.                             Severability.  Every provision of this Award Agreement and of the 2007 Plan is intended to be severable.  If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

13.                             Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

14.                             Plan Governs.  By signing this Award Agreement, you acknowledge that you have received a copy of the 2007 Plan and that your Award Agreement is subject to all the provisions contained in the 2007 Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the 2007 Plan.  In the event of a conflict between the provisions of this Award Agreement and those of the 2007 Plan, the provisions of the 2007 Plan shall control.

Centerline Holding Company 2007 Incentive Share Plan
Restricted Share Unit Award Agreement

15.                             Investment Purposes. By executing this Award, you represent and warrant to the Company that any Shares issued to you pursuant to your RSUs will be for investment for your own account and not with a view to, for resale in connection with, or with an intent of your participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended.

16.                             Not a Contract of Employment.  By executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the 2007 Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

17.                             Employment Agreement Provision  [INCLUDE IF EMPLOYEE HAS AN EMPLOYMENT AGREEMENT THAT ADDRESSES AWARD VESTING]  By executing this Award, you acknowledge and agree that your rights upon a termination of employment before full vesting of this Award will be determined under Section _____ of your employment agreement with the Company and ________________________, dated as of ______________ _____, 20__.  If there is a conflict between this Award Agreement and your employment agreement, the terms of your employment agreement will control.

18.                             Securities Law Restrictions.  Regardless of whether the offering and sale of Shares under the 2007 Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

19.                             Governing Law.  The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the RSUs are awarded under and governed by the terms and conditions of this Award Agreement and the 2007 Plan.

CENTERLINE HOLDING COMPANY

By:          _______________________________
Name:
Title:

Centerline Holding Company 2007 Incentive Share Plan
Restricted Share Unit Award Agreement

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the 2007 Plan.

By:           _______________________________

Name of Participant:    _______________________________

EXHIBIT A

CENTERLINE HOLDING COMPANY
2007 INCENTIVE SHARE PLAN

_______________________________

Plan Document
______________________________

EXHIBIT B

CENTERLINE HOLDING COMPANY
2007 INCENTIVE SHARE PLAN

_______________________________

Plan Prospectus
______________________________

EXHIBIT C

CENTERLINE HOLDING COMPANY
2007 INCENTIVE SHARE PLAN
_________________________________
.
Designation of Death Beneficiary
_________________________________

In connection with the Awards designated below that I have received pursuant to the Centerline Holding Company 2007 Incentive Share Plan (the “2007 Plan”), I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards.  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐           any Award that I have received or ever receive under the 2007 Plan.

☐	the _________________ Award that I received pursuant to an award agreement dated _________ __, ____ between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:
By:
Name of Participant

Sworn to before me this
____day of ____________, 200_
___________________________
Notary Public
County of        _________________
State of     __________________

EXHIBIT 4.4

Form of Restricted Share Award Agreement
under the
Centerline Holding Company 2007 Incentive Share Plan

CENTERLINE HOLDING COMPANY
2007 INCENTIVE SHARE PLAN
__________________________________

Restricted Share Award Agreement
__________________________________

You are hereby awarded Restricted Shares subject to the terms and conditions set forth in this  Award Agreement (the “Award Agreement” or “Award”) and in the Centerline Holding Company 2007 Incentive Share Plan (“2007 Plan”) sponsored by Centerline Holding Company (the “Company”).  A copy of the 2007 Plan is attached as Exhibit A, and a summary of the 2007 Plan appears in the Plan Prospectus attached as Exhibit B.  You should carefully review these documents and consult with your personal financial advisor, in order to fully understand the implications of this Award Agreement, including your tax consequences.

By executing this Award Agreement, you agree to be bound by all of the 2007 Plan’s terms and conditions as if they had been set out verbatim below.  In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the 2007 Plan and this Award Agreement will be made by the Company’s Board of Directors (the “Board”)  or a committee appointed by the Board to administer the 2007 Plan, and shall  be final, conclusive and binding on all parties, including you, your heirs and representatives.  Capitalized terms are defined in the 2007 Plan or in this Award Agreement.

1.                               Specific Terms.  Your Restricted Shares have the following terms:

Name of Participant
Number of Shares Subject to Award
Purchase Price per Share (if applicable)	Not applicable.
Grant Date
Vesting
Your Award will vest at the rate of __% on each of the next ___ annual anniversaries of the Grant Date, provided that your Continuous Service has not ended before the vesting date (subject to any employment agreement between you and the Manager); and provided further that you will become 100% vested in this Award if your Continuous Service ends due to your Retirement, your death, or your Disability.

Deferral Elections	☐ Allowed in accordance with Section 8(g) of the 2007 Plan. ☐ Not allowed.
Lifetime Transfers	☐ Allowed in accordance with Section 12(b) of the 2007 Plan. ☐ Not allowed.

Centerline Holding Company 2007 Incentive Share Plan
Restricted Share Award Agreement

2.                               Termination of Continuous Service.  Subject to the terms of any Employment Agreement between you and the Company and/or its subsidiaries then in effect, this Award shall be canceled and become automatically null and void immediately after termination of your Continuous Service for any reason, but only to the extent you have not become vested, pursuant to the foregoing terms, on or at the time your Continuous Service ends.

3.                               Dividends; Voting Rights.   As the owner of record of any Restricted Shares you qualify to receive pursuant to this Award Agreement, you will be entitled to receive cash dividends and to vote such Restricted Shares; subject to the treatment of the Award upon termination of your Continuous Service before the particular record date for determining shareholders of record entitled to the payment of the cash or Share-based dividends or to vote.

                                 With respect to any dividends that are paid in Shares between the date of this Award and your receipt of Common Shares pursuant to a vesting event, such Shares shall be subject to the same vesting restrictions contained in Section 1 as the Restricted Shares with respect to which the dividend is paid.  When Shares are delivered to you or your duly-authorized transferee pursuant to the vesting of the Restricted Shares, you or your duly-authorized transferee shall also be entitled to receive, with respect to each Common Share delivered, a number of Common Shares equal to the Share-based dividends which were declared and paid to the holders of Common Shares between the Grant Date and the date such Common Share is issued to you, after your interest vests.  To the extent that either (i) your Continuous Service ends before vesting of the Restricted Shares subject to this Award or (ii) your Continuous Service does not result in full vesting of this Award, you will forfeit all Share-based dividends (but not cash dividends) attributable to all such non-vested Restricted Shares.

4.                               Issuance and Vesting of Restricted Shares.  The Company will hold all Restricted Shares in escrow, in book entry form, until vesting occurs.  You will be reflected as the owner of record on the Company’s books and records of any Restricted Shares credited to you pursuant to this Award Agreement.  If you forfeit any Restricted Shares, they will be transferred back to the Company.  If the Restricted Shares vest, upon satisfaction of any tax withholding requirements, your Restricted Shares will be reflected on the Company’s books and records as vested Common Shares.  You may request a physical certificate for your vested Common Shares, and the Committee, in its discretion, may honor such request.

5.                               Section 83(b) Election Notice.  If you make an election under Section 83(b) of the Internal Revenue Code of 1986 (the “Code”), as amended, with respect to the Shares underlying your Restricted Shares (a “Section 83(b) election”), you agree to provide a copy of such election to the Company within 10 days after filing that election with the Internal Revenue Service.  Exhibit C contains a suggested form of Section 83(b) election.

6.                               Designation of Death Beneficiary.  Notwithstanding anything to the contrary contained herein or in the 2007 Plan, following the execution of this Award Agreement, you may expressly designate a death beneficiary (the “Beneficiary”) to your interest, if any, in this Award and any underlying Shares.  You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit D (the “Designation of Death Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the

Centerline Holding Company 2007 Incentive Share Plan
Restricted Share Award Agreement

Company.  To the extent you do not duly designate a beneficiary who survives you, your estate will automatically be your beneficiary.

7.                               Restrictions on Transfer of Award.  Your rights under this Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee, except as hereinafter provided.  If Section 1 allows you to make a transfer of the Restricted Shares subject to this Award, you may transfer the Restricted Shares as follows:

(i)	by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a Permitted Transferee, as defined in subsection (ii) of this Section, or

(ii)
by gift to charitable institutions or by gift or transfer for consideration to any of the following relatives of yours: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships (each a “Permitted Transferee”).

Any Permitted Transferee of your rights shall succeed and be subject to all of the terms of this Award Agreement and the 2007 Plan.

8.                               Taxes.  Except to the extent otherwise specifically provided in an employment agreement between you and the Manager, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise pursuant to this Award (including taxes arising under Code Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes.  The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the 2007 Plan and this Award Agreement.

9.                               Notices.  Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records.  Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement.  Any such notice shall be deemed to be given as of the date such notice is personally or electronically delivered or properly mailed.

10.                             Binding Effect.  Except as otherwise provided in this Award Agreement or in the 2007 Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

11.                             Modifications.  This Award Agreement may be modified or amended at any time, in accordance with Section 15 of the 2007 Plan and provided that you must consent in writing to any modification that adversely and materially affects any rights or obligations under this Award

Centerline Holding Company 2007 Incentive Share Plan
Restricted Share Award Agreement

Agreement (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code).

12.                             Headings.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

13.                             Severability.  Every provision of this Award Agreement and of the 2007 Plan is intended to be severable.  If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

14.                             Counterparts.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

15.                             Plan Governs.  By signing this Award Agreement, you acknowledge that you have received a copy of the 2007 Plan and that your Award Agreement is subject to all the provisions contained in the 2007 Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the 2007 Plan.  In the event of a conflict between the provisions of this Award Agreement and those of the 2007 Plan, the provisions of the 2007 Plan shall control.

16.                             Investment Purposes.  By executing this Award, you acknowledge that you are receiving and will be holding your Restricted Shares for investment purposes only for your own account, and not with a view to your resale in connection with, or with your intent to participate directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act of 1933, as amended

17.                             Not a Contract of Employment.  By executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the 2007 Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

18.                             Employment Agreement Provision  [INCLUDE IF EMPLOYEE HAS AN EMPLOYMENT AGREEMENT THAT ADDRESSES AWARD VESTING]  By executing this Award, you acknowledge and agree that your rights upon a termination of employment before full vesting of this Award will be determined under Section _____ of your employment agreement with the Company and ________________________, dated as of ______________ _____, 20__.   If there is a conflict between this Award Agreement and your employment agreement, the terms of your employment agreement will control.

 Centerline Holding Company 2007 Incentive Share Plan
Restricted Share Award Agreement

19.                             Securities Law Restrictions.  Regardless of whether the offering and sale of Shares under the 2007 Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Award.

20.                             Governing Law.  The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

Centerline Holding Company 2007 Incentive Share Plan
Restricted Share Award Agreement

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Restricted Shares are awarded under and governed by the terms and conditions of this Award Agreement and the 2007 Plan.

CENTERLINE HOLDING COMPANY

By:          _______________________________
Name:
Title:

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award Agreement and the 2007 Plan.

By:           _______________________________

Name of Participant:     _______________________________

EXHIBIT A
CENTERLINE HOLDING COMPANY
2007 INCENTIVE SHARE PLAN
_______________________________

Plan Document
______________________________

EXHIBIT B
CENTERLINE HOLDING COMPANY
2007 INCENTIVE SHARE PLAN
_______________________________

Plan Prospectus
______________________________

EXHIBIT C
CENTERLINE HOLDING COMPANY
 2007 INCENTIVE SHARE PLAN
_______________________________

Section 83(b) Election Form
______________________________

Attached is an Internal Revenue Code Section 83(b) Election Form.  IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, YOU MUST DO SO WITHIN 30 DAYS AFTER THE DATE THE RESTRICTED SHARES COVERED BY THE ELECTION WERE TRANSFERRED TO YOU.  In order to make the election, you must completely fill out the attached form and file one copy with the Internal Revenue Service office where you file your tax return.  In addition, one copy of the statement also must be submitted with your income tax return for the taxable year in which you make this election.  Finally, you also must submit a copy of the election form to the Company within 10 days after filing that election with the Internal Revenue Service.  A Section 83(b) election normally cannot be revoked.

CENTERLINE HOLDING COMPANY

2007 INCENTIVE SHARE PLAN

________________________________________________________

Election to Include Value of Restricted Shares in Gross Income
in Year of Transfer Under Internal Revenue Code Section 83(b)
_________________________________________________________

Pursuant to Section 83(b) of the Internal Revenue Code, I hereby elect within 30 days after receiving the property described herein to be taxed immediately on its value specified in item 5 below.

1.           My General Information:

Name:
Address:

S.S.N.
or T.I.N.:

2.           Description of the property with respect to which I am making this election:

____________________ shares of ___________ stock of Centerline Holding Company (the “Restricted Shares”).

3.	The Restricted Shares were transferred to me on ______________ ___, 20__. This election relates to the 20____ calendar taxable year.

4.           The Restricted Shares are subject to the following restrictions:

The Restricted Shares are forfeitable until they are earned in accordance with the Restricted Share Award Agreement (“Award Agreement”) made under the Centerline Holding Company 2007 Incentive Share Plan (“2007 Plan”).  The Restricted Shares generally are not transferable until my interest becomes vested and nonforfeitable, pursuant to the Award Agreement and the 2007 Plan.

5.           Fair market value:

The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions which by their terms never will lapse) of the Restricted Shares with respect to which I am making this election is $_____ per share.

6.           Amount paid for Restricted Shares:

The amount I paid for the Restricted Shares is $____ per share.

7.           Furnishing statement to employer:

A copy of this statement has been furnished to my employer, ______________.  If the transferor of the Restricted Shares is not my employer, that entity also has been furnished with a copy of this statement.

8.           Award Agreement or 2007 Plan not affected:

Nothing contained herein shall be held to change any of the terms or conditions of the Award Agreement or the 2007 Plan.

Dated: ____________ __, 200_.

______________________________
Taxpayer

EXHIBIT D

CENTERLINE HOLDING COMPANY
2007 INCENTIVE SHARE PLAN
_________________________________

Designation of Death Beneficiary
_________________________________

In connection with the Awards designated below that I have received pursuant to the Centerline Holding Company 2007 Incentive Share Plan (the “2007 Plan”), I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards.  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐           any Award that I have received or ever receive under the 2007 Plan.

☐	the _________________ Award that I received pursuant to an award agreement dated _________ __, ____ between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:
By:
Name of Participant

Sworn to before me this
____day of ____________, 200_
___________________________
Notary Public
County of        _________________
                                                               STATE OF                                ____________